UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Sparta Commercial Services, Inc.
(Exact name of registrant as specified in its charter)

Nevada	30-0298178
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

370 Lexington Avenue, Suite 1901 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Amended and Restated 2009 Consultant Stock Plan
(Full title of the plan)

Anthony L. Havens, CEO 370 Lexington Avenue, Suite 1901 New York, New York 10017
(Name and address of agent for service)

(212) 239-2666
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock	500,000	$0.63	$315,000	$42.97

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on June 10, 2013, as reported on the OTC Electronic Bulletin Board.

EXPLANATORY NOTE

Registration of Additional Securities

Amended and Restated 2009 Consultant Stock Plan

Effective May 18, 2012, the Registrant completed a 1-for-75 reverse stock split. The purpose of the Amended and Restated 2009 Consultant Stock Plan (the “Restated Plan”) is to increase the number of shares of the Registrant’s common stock reserved for issuance from 133,333 shares (post reverse stock split) to 633,333 shares (post reverse stock split). The Restated Plan was adopted by the Registrant’s board of directors on April 24, 2013.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same consultant stock plan is effective.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 12, 2009 (File No. 333-159166) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.                                Interests of Named Experts and Counsel.

Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder.  Erick Richardson and Nimish Patel, partners of the law firm, are eligible to receive shares of the Company’s common stock pursuant to this Form S-8 registration statement.

Item 8.                                Exhibits.

5.	Opinion of Richardson & Patel, LLP
23.1	Consent of RBSM LLP
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)
99.1	Amended and Restated 2009 Consultant Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 12th day of June, 2013.

Sparta Commercial Services, Inc.
A Nevada Corporation

             /s/ Anthony L. Havens
By:  Anthony L. Havens
Its:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated:  June 12, 2013                                                       /s/ Anthony L. Havens
Anthony L. Havens, Chief Executive Officer, President and Chairman of the Board

Dated: June 12, 2013                                                        /s/ Anthony W. Adler
Anthony W. Adler, Principal Financial Officer and Executive Vice President

Dated: June 12, 2013                                                        /s/ Sandra L. Ahman
Sandra L. Ahman, Vice President and Director

Dated: June 12, 2013                                                        /s/ Kristian Srb
Kristian Srb, Director

Dated:  June 12, 2013                                                       /s/ Jeffrey Bean
Jeffrey Bean, Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.	Opinion of Richardson & Patel, LLP
23.1	Consent of RBSM LLP
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)
99.1	Amended and Restated 2009 Consultant Stock Plan